UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CIRCUIT CITY STORES, INC. (Name of Registrant as Specified In Its Charter)

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Richmond, Va., February 29, 2008 – Circuit City Stores, Inc. today confirmed receipt of two proposals from shareholder Wattles Capital Management, LLC. In one proposal, Wattles Capital Management, which holds only approximately 6.5 percent of the outstanding shares of the company’s common stock, proposes to replace the entire Circuit City 12-member board of directors with its own nominees. Circuit City’s board of directors will review carefully the shareholder’s proposals and the qualifications of the nominees in accordance with its fiduciary duties, mindful that the proposal would give the shareholder absolute control of the entire board, which would be disproportionate to its relative ownership of the company’s shares. The members of Circuit City’s board are experienced, committed to increasing shareholder value, and vital to the successful implementation of the company’s turnaround plan.

About Circuit City Stores, Inc.
Circuit City Stores, Inc. (NYSE:CC) is a leading specialty retailer of consumer electronics and related services. At January 31, 2008, the domestic segment operated through 677 Superstores and 12 other locations in 159 U.S. media markets. At January 31, 2008, the international segment operated through 786 retail stores and dealer outlets in Canada. Circuit City also operates Web sites at www.circuitcity.com, www.thesource.ca and www.firedog.com.

Circuit City and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Circuit City in connection with the nomination described herein. Information regarding the special interests of these directors and executive officers in the nomination described herein will be included in any proxy statement filed by Circuit City in connection with the nomination. In addition, Circuit City files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from Circuit City at http://investor.circuitcity.com. Investors should read any proxy statement filed in connection with the nomination described herein carefully when it becomes available before making any voting or investment decision.

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Contacts:
Bill Cimino, Director of Corporate Communications, (804) 418-8163
Jessica Clarke, Investor Relations, (804) 527-4038
Patty Whitten, Investor Relations, (804) 527-4033

Kelly Sullivan / Jeremy Jacobs / Joele Frank
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Michael Fox / Allison Malkin
ICR
(203) 682-8200